Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Added to Russell 2000® and Russell 3000® Indexes

WALNUT CREEK, CA. – June 30, 2014 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the “Company”) announced today that it has been added to the Russell 2000® and Russell 3000® Indexes as part of the Russell Investment Group’s reconstitution of its family of U.S. indexes that took place after the close of the stock market on June 27, 2014.

Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 2000®, which remains in place for one year, also means automatic inclusion in the appropriate growth and value style indexes. The Russell 2000® Index measures the performance of the small-cap U.S. equity market. It is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. Members of the Russell 2000® Index are also included in the Russell Global Index. Companies are ranked based on a combination of their market cap and current index membership. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $5.2 trillion in assets currently are benchmarked to them.

“Inclusion in the Russell Indexes represents another positive step toward increasing investor awareness of Owens Realty Mortgage since our listing on the NYSE MKT last year,” commented Bill Owens, CEO of Owens Realty Mortgage. “We see this as an opportunity to broaden our shareholder base and increase visibility as we take steps to accelerate our small balance and middle-market commercial real estate lending activities.”

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, and prospects are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the company or matters attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.